EXHIBIT 99.1

CoreCard Corporation Reports Fourth Quarter and Full Year 2022 Results

NORCROSS, Ga., Feb. 16, 2023 (GLOBE NEWSWIRE) -- CoreCard Corporation (NYSE: CCRD) (“CoreCard” or “the Company”), the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter and full year ended December 31, 2022.

“CoreCard’s strong performance continued in the fourth quarter and resulted in full year top-line growth of 45%. We recognized $1.8 million in license revenue in the quarter, bringing full year license revenue to $16.1 million, a record. Additionally, our full year professional services revenue grew by 18%, while our processing and maintenance revenue grew by 34% compared to full year 2021,” said Leland Strange, CEO of CoreCard Corporation. “The investments we are making in our platform and processing capabilities are showing significant results. CoreCard is a best-in-class platform that is extremely well positioned to capture the growing demand for next-generation card management platforms by large and complex modern card issuers.”

Mr. Strange continued, “Looking ahead, we expect full year 2023 services revenue growth of around 10% and total license revenue in the range of $3 million to $7 million. As we said last year, we do not ever expect another license revenue year as good as 2022 and the Company is now focused on building services in future years. The opportunity ahead of us is sizable and CoreCard remains a growth business focused on meeting the evolving needs of modern issuers while generating long-term value for our shareholders.”

Financial Highlights for the three and twelve months ended December 31, 2022

Total revenue in the three-month period ended December 31, 2022, was $15.8 million which represents an increase of 21% compared to the comparable period in 2021. Revenue of $69.8 million for full year 2022 was up 45% from full year 2021.

In the following table, revenue is disaggregated by type of revenue for the three and twelve months ended December 31, 2022 and 2021:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2022	2021	2022	2021
License	$1,794	$1,782	$16,077	$5,865
Professional services	7,655	6,419	29,599	25,159
Processing and maintenance	5,116	3,856	18,953	14,113
Third party	1,260	989	5,136	3,111
Total	$15,825	$13,046	$69,765	$48,248

Income from operations was $3.0 million for the fourth quarter of 2022 and 2021, respectively. Full year 2022 income from operations was $20.0 million compared to $11.7 million in the comparable prior year.

Net income was $1.0 million for the fourth quarter compared to net income of $2.7 million in the comparable prior year quarter. Full year 2022 net income was $13.9 million compared to $9.0 million in the comparable prior year.

Earnings per diluted share was $0.12 for the fourth quarter compared to $0.30 in the comparable prior year quarter. Full year 2022 earnings per diluted share was $1.61 compared to $1.03 in the comparable prior year.

Adjusted earnings per diluted share was $0.24 for the fourth quarter compared to $0.30 in the comparable prior year quarter. Full year adjusted earnings per diluted share was $1.74 compared to $1.03 in the comparable prior year.

Investor Conference Call

The company is holding an investor conference call today, February 16, 2023, at 11 A.M. Eastern Time. Interested investors are invited to attend the conference call by accessing the webcast at https://www.webcast-eqs.com/corecard02162023/en or by dialing 1-877-407-0890. As part of the conference call CoreCard will be conducting a question-and-answer session where participants are invited to email their questions to questions@corecard.com prior to the call. A transcript of the call will be posted on the company’s website at investors.corecard.com as soon as available after the call.

The company will file its Form 10-K for the period ended December 31, 2022, with the Securities and Exchange Commission in early March. For additional information about reported results, investors will be able to access the Form 10-K on the company’s website at investors.corecard.com or on the SEC website, www.sec.gov.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section below titled "Information Regarding Non-GAAP Financial Measures".

About CoreCard Corporation

CoreCard Corporation (NYSE: CCRD) provides a pioneering card management platform built for the future of global transactions in a digital world. Dedicated to continual technological innovation in the ever-evolving payments industry backed by decades of deep expertise in credit card offerings, CoreCard helps customers conceptualize, implement, and manage all aspects of their issuing card programs. Keenly focused on steady, sustainable growth, CoreCard has earned the trust of some of the largest companies and financial institutions in the world, providing truly real-time transactions via their proven, reliable platform operating on private on-premise and leading cloud technology infrastructure.

Forward-Looking Statements

The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” “continue,” “outlook,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CoreCard Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue
Services	$14,031	$11,264	$53,688	$42,383
Products	1,794	1,782	16,077	5,865
Total net revenue	15,825	13,046	69,765	48,248
Cost of revenue
Services	8,838	6,811	32,664	22,902
Products	--	--	--	--
Total cost of revenue	8,838	6,811	32,664	22,902
Expenses
Marketing	105	99	336	279
General and administrative	1,064	1,360	5,112	4,550
Development	2,787	1,750	11,700	8,859
Income from operations	3,031	3,026	19,953	11,658
Investment income (loss)	(1,340)	43	(1,144)	(172)
Other income	100	47	226	277
Income before income taxes	1,791	3,116	19,035	11,763
Income taxes	795	456	5,154	2,724
Net income	$996	$2,660	$13,881	$9,039
Earnings per share:
Basic	$0.12	$0.31	$1.62	$1.03
Diluted	$0.12	$0.30	$1.61	$1.03
Basic weighted average common shares outstanding	8,506,113	8,696,984	8,574,019	8,777,066
Diluted weighted average common shares outstanding	8,530,000	8,730,912	8,598,546	8,809,603

CoreCard Corporation
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

As of December 31,	2022	2021
ASSETS
Current assets:
Cash	$ 20,399	$ 29,244
Marketable securities	4,973	--
Accounts receivable, net	13,220	5,547
Other current assets	3,729	2,046
Total current assets	42,321	36,837
Investments	5,180	6,355
Property and equipment, at cost less accumulated depreciation	12,006	10,371
Other long-term assets	3,725	4,585
Total assets	$ 63,232	$ 58,148
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 2,011	$ 2,763
Deferred revenue, current portion	1,094	2,263
Accrued payroll	1,888	2,145
Accrued expenses	525	404
Income tax payable	--	1,004
Other current liabilities	2,025	2,274
Total current liabilities	7,543	10,853
Deferred revenue, net of current portion	473	164
Deferred tax liability	472	549
Long-term lease obligation	1,981	2,708
Total noncurrent liabilities	2,926	3,421
Stockholders’ equity:
Common stock, $0.01 par value: Authorized shares - 20,000,000;
Issued shares – 9,010,119 and 9,001,311 at December 31, 2022 and 2021, respectively;
Outstanding shares – 8,502,735 and 8,689,815 at December 31, 2022 and 2021, respectively	90	90
Additional paid-in capital	16,471	16,261
Treasury stock, 507,384 and 311,496 shares as of December 31, 2022 and 2021, respectively, at cost	(16,662)	(11,327)
Accumulated other comprehensive loss	(61)	(194)
Accumulated income	52,925	39,044
Total stockholders’ equity	52,763	43,874
Total liabilities and stockholders’ equity	$ 63,232	$ 58,148

For further information, call
Matt White, 770-564-5504 or
email to matt@corecard.com

Reconciliation of GAAP to NON-GAAP Measures

Information Regarding Non-GAAP Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. CoreCard considers Adjusted earnings per diluted share (“Adjusted EPS”) as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.

We define Adjusted EPS as diluted earnings per share adjusted to exclude the impact of non-operating investment gains or losses. We believe that Adjusted EPS is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results from period to period.

Adjusted EPS should not be considered in isolation, or construed as an alternative to net income, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EPS differently than CoreCard, which limits its usefulness in comparing CoreCard’s financial results with those of other companies.

The following table shows CoreCard’s GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2022	2021	2022	2021
GAAP net income	$996	$2,660	$13,881	$9,039
Investment loss	1,450	--	1,450	--
Income tax benefit	(363)	--	(363)	--
Adjusted net income	$2,083	$2,660	$14,968	$9,039
Adjusted Diluted EPS	$0.24	$0.30	$1.74	$1.03
Weighted-average shares	8,530	8,731	8,599	8,810